Exhibit 14.4







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Kaufmann Fund of our report for the Banknorth Small/Mid Cap Core Fund, dated October 17, 2003, for the year ended August 31, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.




Deloitte & Touche LLP

Boston, Massachusetts
July 16, 2004